UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2013

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 13th Floor San Francisco, California		94111-2702
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

The information from Item 4.02 below is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of Diamond whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On June 4, 2013, upon the recommendation of the Audit Committee (“Audit Committee”) of the Board of Directors (“Board”) of Diamond Foods, Inc. (“Diamond”), the Board determined that there was an error in Diamond’s previously reported diluted earnings per share for the three and six month periods ended January 31, 2013, and as a result Diamond’s previously issued unaudited interim condensed consolidated financial statements for the three and six month periods ended January 31, 2013 contained in Diamond’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2013 (“Second Quarter Quarterly Report”) should no longer be relied upon. As a result of the error, management has reassessed Diamond’s disclosure controls and procedures as of January 31, 2013, and has concluded that there was a previously identified significant deficiency in Diamond’s controls in place over non-routine transactions that constituted a material weakness in its disclosure controls and procedures and internal control over financial reporting.

Diamond will file Amendment No. 1 to its Second Quarter Quarterly Report (“10-Q/A”), in which it has restated its unaudited interim condensed consolidated financial statements for the previously reported diluted earnings (loss) per share for the three and six month periods ended January 31, 2013. Subsequent to the issuance of the unaudited interim condensed consolidated financial statements for the three and six month periods ended January 31, 2013, Diamond determined that the calculation of diluted earnings (loss) per share did not fully reflect the dilutive impact of the change in fair value in the Oaktree Capital Management, L.P. warrant liability. In accordance with Accounting Standards Codification 260, “Earnings Per Share,” when calculating diluted earnings (loss) per share, the gain on the warrant liability should be reflected as an adjustment to the income available to common stockholders and the assumed exercise of the Oaktree warrant should be an adjustment to the weighted average shares outstanding. These adjustments for the gain or loss attributable to the Oaktree warrant are required when the effect of the adjustment is dilutive. The three and six month periods ended January 31, 2013 are the only periods affected by this error because they were the only periods in which the impact of the Oaktree warrant was dilutive. For the three months ended January 31, 2013, diluted earnings (loss) per share was restated from the previously reported diluted earnings per share of $0.43 to a restated diluted loss per share of $0.37. For the six months ended January 31, 2013, diluted earnings (loss) per share was restated from the previously reported diluted loss per share of $0.03 to a restated diluted loss per share of $0.50. For a description of the material weakness in our internal control over financial reporting and our plan to remediate the material weakness, see Part II – Item 4 Controls and Procedures of the 10-Q/A for the second quarter of fiscal 2013.

Diamond management has discussed the matters disclosed in this Item 4.02(a) with both Deloitte & Touche LLP, which was Diamond’s independent registered public accounting firm at the time of the filing of the Second Quarter Quarterly Report, and the Audit Committee has discussed the matter with PricewaterhouseCoopers LLP, which is Diamond’s independent registered public accounting firm currently.

Item 8.01	Other Events

On June 10, 2013, Diamond entered into: (i) a Waiver to Credit Agreement (“Credit Facility Waiver”) under the Credit Agreement, dated February 25, 2010, between Diamond, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and certain lenders party thereto; and (ii) a Waiver to Securities Purchase Agreement (“Oaktree Waiver”) under the Securities Purchase Agreement, dated May 22, 2012, between Diamond and OCM PF/FF Adamantine Holdings, Ltd. The parties to the Credit Facility Waiver and the Oaktree Waiver agreed, among other things, to waive any rights they have with respect to the event of default caused by the restatement described in this Item 4.02 (“Restatement”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: June 10, 2013	By:	/s/ Michael Murphy
Name: Michael Murphy
Title: Interim Chief Financial Officer

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